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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 28, 1994 included in LDDS Communications Inc.'s Transition Report on Form 10-K for the transition period from June 30, 1993 to December 31, 1993. We also consent to the incorporation by reference in this registration statement of our report dated November 22, 1993 on the consolidated financial statements of Resurgens Communications Group, Inc. included in LDDS Communications Inc.'s Current Report on Form 8-K dated September 15, 1993 (filed September 30, 1993), as amended by Amendment No. 1 on Form 8-K/A filed November 26, 1993 and to all references to our Firm included in or made a part of this registration statement.

                                            /s/  ARTHUR ANDERSEN LLP
                                            Arthur Andersen LLP

Jackson, Mississippi,

November 28, 1994.